UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2013

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road, Suite 200

La Jolla, California 92037

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2013 annual meeting of stockholders of Ligand Pharmaceuticals Incorporated (the “Company”) was held on June 11, 2013. Set forth below is a brief description of each matter voted on at the meeting and the final voting results.

Proposal 1. The election of eight members of the Company’s board of directors for terms expiring at the 2014 annual meeting of stockholders. In accordance with the results below, each nominee was elected to serve as a director.

	Votes For	Votes Withheld	Broker Non-Votes
Jason Aryeh	12,197,870	2,940,747	3,892,549
Todd C. Davis	14,911,964	226,653	3,892,549
John L. Higgins	14,859,195	279,422	3,892,549
David M. Knott	11,372,843	3,765,774	3,892,549
John W. Kozarich	14,914,957	223,660	3,892,549
John L. LaMattina	14,914,868	223,749	3,892,549
Sunil Patel	11,516,875	3,621,742	3,892,549
Stephen L. Sabba	11,510,104	3,628,513	3,892,549

Proposal 2. The ratification of the Audit Committee’s selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. In accordance with the results below, the selection of Grant Thornton LLP was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,776,022	99,807	155,337	—

Proposal 3. The approval of the compensation of the named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. In accordance with the results below, the advisory resolution approving the compensation of the Company’s named executive officers was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,819,895	158,452	160,270	3,892,549

No other matters were submitted for stockholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: June 12, 2013	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary